SCHEDULE 14A INFORMATION

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INTERNATIONAL STEM CELL CORPORATION

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March 29, 2011

Dear Stockholder:

This year’s annual meeting of stockholders will be held on Tuesday, May 3, 2011, at 9:00 a.m. PDT, at the Hilton Garden Inn, Carlsbad Beach, 6450 Carlsbad Blvd., Carlsbad, CA, 92011. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follow this letter.

It is important that you use this opportunity to take part in the affairs of International Stem Cell Corporation by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

A copy of International Stem Cell Corporation’s Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review International Stem Cell Corporation’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely yours,

Andrey Semechkin, PhD
Chief Executive Officer and Director

5950 Priestly Drive

Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 3, 2011

TO OUR STOCKHOLDERS:

Notice is hereby given that the annual meeting of the stockholders of International Stem Cell Corporation, a Delaware corporation, will be held on May 3, 2011, at 9:00 a.m. PDT, at the Hilton Garden Inn, Carlsbad Beach, 6450 Carlsbad Blvd., Carlsbad, CA 92011, for the following purposes:

1.	To elect seven directors to hold office for a one-year term and until their respective successors are elected and qualified.

2.	To ratify the selection of Mayer Hoffman McCann P.C. as our independent auditors for the fiscal year ending December 31, 2011.

3.	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 24, 2011 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 3, 2011: Our Proxy Statement is attached. Financial and other information concerning International Stem Cell Corporation is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2010. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, may be viewed at:

http://ISCO.proxy.internationalstemcell.com

Ray Wood

Chief Financial Officer and Secretary

Oceanside, California

March 29, 2011

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card. However, if your shares are held of record by a broker or other nominee you will need to obtain a legal proxy from the holder of record to vote in person at the meeting.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of International Stem Cell Corporation, a Delaware corporation, for use at its annual meeting of stockholders to be held on May 3, 2011, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about April 4, 2011.

SOLICITATION AND VOTING

Voting Securities. Only stockholders of record as of the close of business on March 24, 2011, will be entitled to vote at the meeting and any adjournment thereof. As of March 24, 2011, we had 75,842,128 shares of Common Stock, 500,000 shares of Series A Preferred Stock, 300,000 shares of Series B Preferred Stock, 2,000,000 shares of Series C Preferred Stock, and 43 shares of Series D Preferred Stock outstanding. All of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her and each holder of shares of Preferred Stock is entitled to vote the equivalent number of common shares that the respective classes of preferred shares can be converted into. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that apply to brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. The election of directors is a non-routine matter, and if your shares are held in street name they will only be voted on this matter if you provide instructions to your broker.

Solicitation of Proxies. We will bear the entire cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we may retain a proxy solicitation firm or other third party to assist us in collecting or soliciting proxies from our stockholders, although we do not currently plan on retaining such a proxy solicitor.

Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of each proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to Ray Wood, the Secretary of International Stem Cell Corporation, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have an unclassified Board of Directors that consists of seven directors. Our directors are elected for a term of one year and are up for election every year. Once elected, directors serve until their respective successors are duly elected and qualified.

Two of our directors are elected by the holders of Series C Preferred Stock and Series D Preferred Stock, each voting as a separate class. The holders of Series C Preferred Stock and Series D Preferred Stock have nominated Andrey Semechkin and Ruslan Semechkin for reelection to the Board of Directors. The other five nominees recommended by the Board of Directors for election by our stockholders are Kenneth C. Aldrich, Jeffrey D. Janus, Donald A. Wright, Paul V. Maier and Charles J. Casamento. All nominees are current members of our Board of Directors and, if reelected, they will serve as directors until our annual meeting of stockholders in 2012 and until their successors, if any, are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

If a quorum is present and voting at the meeting, the nominees for election by the holders of Series C Preferred Stock and Series D Preferred Stock, and five other nominees for director receiving the highest number of votes will be elected as the directors. Abstentions and broker non-votes have no effect on the vote.

The Board of Directors recommends a vote “FOR” each of the nominees named above.

The following table sets forth, the director nominees to be elected at this meeting, information with respect to their ages and background:

Name	Principal Occupation	Age	Director Since
Kenneth C. Aldrich	Chairman of the Board	73	2006
Andrey Semechkin	Chief Executive Officer	51	2008
Paul V. Maier	CFO, Sequenom, Inc.	63	2007
Donald A. Wright	CEO and President of ISIS, Inc.	59	2007
Charles J. Casamento	Executive Director and Principal, The Sage Group	65	2010
Jeffrey D. Janus	Senior Vice President, Operations of International Stem Cell Corporation and CEO and President Lifeline Cell Technology	54	2006
Ruslan Semechkin	Vice President, International Stem Cell Corporation and CEO and President Lifeline Skin Care, Inc.	26	2008

Director Nominees:

Kenneth C. Aldrich, Chairman and Co-Founder, has been active in venture capital investing and private equity since 1975. Having previously served as Chairman, Mr. Aldrich assumed the role of CEO in January 2008 upon the death of the incumbent CEO and served until November 2009. He is also a Managing Director of Convergent Ventures, an early-stage life sciences investment company, and an active member of Tech Coast Angels. Through those entities and predecessor companies, he has provided early-stage funding and management for a variety of biomedical and technology start-ups. During the last five years he has held the following positions: WaveTec Vision Systems, an ophthalmic device company (Director and co-founder), Make-it-Work, a computer services company (Director) and Encode Bio, a drug discovery tools company (Director). He is also director of Green Dot Corporation, the world’s largest issuer of prepaid debit cards. Mr. Aldrich holds degrees, with honors, from both Harvard University and Harvard Law School. Mr. Aldrich’s director qualifications include his education, his experience with biomedical and technology start-up companies and his experience as a director and co-founder of several companies.

Andrey Semechkin, Ph.D., CEO, has been a Director of the Company since December 2008. As a Director, Dr. Semechkin brings both business management and scientific activity organization experience. He has been the Chief Executive Officer of the Company since November 2009, from December 2008 to July 2009, he served as Chief Business Officer, and from July 2009 to November 2009 he served as Executive Vice President. Dr. Semechkin is a specialist in system analysis, strategic planning and corporate management. He is a member of the Russian Academy of Sciences and has been Deputy Director of Institute of System Analysis since 2003. Professor Semechkin was awarded the Russian Government Award in Science and Technology in 2006 and has written several scientific books. Dr. Semechkin’s director qualifications include his over 20 years experience creating and managing businesses across different industries and scientific sectors.

Paul V. Maier, became a director in July 2007 and has over 20 years of experience as a senior executive in biotechnology and pharmaceutical companies. Since November 2009, he has been serving as Chief Financial Officer of Sequenom, Inc., a publically held company serving the discovery, clinical research, and molecular diagnostics market. From February 2007 until November 2009, he served as an independent financial consultant. Previously, Mr. Maier was Senior Vice President and Chief Financial Officer of

Ligand Pharmaceuticals, Inc., a commercial stage biopharmaceutical company, a position he held from 1992 to 2007. From 1990 to 1992, Mr. Maier served as Vice President, Finance of DFS West, a division of DFS Group, LP a private multinational retailer. From 1984 to 1990, Mr. Maier was employed by ICN Pharmaceuticals, a pharmaceutical and biotechnology research products company, where he held various executive positions in finance and general management in ICN as well as SPI Pharmaceuticals, a publicly held subsidiary. Mr. Maier currently serves on the Board of Directors of both Pure Bioscience and Talon Therapeutics. Mr. Maier received an MBA from Harvard Business School and a BS from Pennsylvania State University. Mr. Maier’s director qualifications include his education, his experience and Board experience. Mr. Maier currently serves as Audit Committee Chair of two other Boards and Compensation Committee Chair on one of those Boards.

Donald A. Wright, became a director in March 2007. From 2006 to 2010 Mr. Wright was the Chairman and Founder of Everett, Washington-based Confluence Capital Group Inc., which provided consulting services to institutional investors, debt holders and public and private companies. On January 1, 2010, Mr. Wright became Chief Executive Officer and President of ISIS, Inc., which provides various services under contract to various agencies of the US Government and armed services. From 1995 until 2006, Mr. Wright was Chief Executive Officer and President of Pacific Aerospace & Electronics, Inc., an engineering and manufacturing company that he helped to found and that designs, manufactures and sells components primarily for the aerospace, defense and transportation industries,. Mr. Wright’s director qualifications include serving on multiple public and private company Boards over the last 35 years, certification from UCLA’s Anderson School of Business for Directors of Public Companies which included modules on the Finance, Audit, Compensation and Corporate Governance Committees.

Charles J. Casamento, has been a Director since June 2010. Mr. Casamento is currently Executive Director and Principal of The Sage Group, a healthcare advisory group specializing in mergers, acquisitions, and partnerships between biotechnology companies and pharmaceutical companies. He was the president and CEO of Osteologix, Inc., a public biopharmaceutical company developing products for treating osteoporosis, from 2004 through 2007. From 1999 through 2004, he served as chairman of the board, president and CEO of Questcor Pharmaceuticals, Inc. Mr. Casamento formerly served as RiboGene, Inc.'s president, CEO and chairman of the board from 1993 through 1999 until it merged with Cypros to form Questcor. He was co-founder, president and CEO of Interneuron Pharmaceuticals, Inc. (Indevus), a biopharmaceutical company, from 1989 until 1993. Mr. Casamento has also held senior management positions at Genzyme Corporation, where he was senior vice president, pharmaceuticals and biochemicals; American Hospital Supply, where he was vice president of business development and strategic planning for the Critical Care Division; Johnson & Johnson, Hoffmann-LaRoche, Inc. and Sandoz Inc. Mr. Casamento also serves on the Boards of Directors of CORTEX Pharmaceuticals, SuperGen, Inc. and VIVUS, Inc. He holds a bachelor's degree in Pharmacy from Fordham University and an M.B.A. from Iona College and was originally licensed to practice pharmacy in the states of New York and New Jersey. Mr. Casamento’s director qualifications include serving as President or CEO of various companies, including board positions as well as holding other senior management positions.

Jeffrey D. Janus, has been a director of the company since 2006. He is currently the Senior Vice President of International Stem Cell Corporation and the CEO of our wholly-owned subsidiary, Lifeline Cell Technology. From 2004 to June 2009, Mr. Janus held the position of President of our company. Mr. Janus was appointed as the CEO of Lifeline Cell Technology, LLC in January 2004. From 2002 to 2004 Mr. Janus was the Founder and President of Janus Biologics, LLC (Frederick Maryland). From 1998 to 2002 Mr. Janus was Director of Marketing of Human Cell Systems at BioWhittaker Corporation, a Cambrex Company (Walkersville, Maryland) where he expanded the company’s research products portfolio into new fields, including stem cells, and created and implemented the strategy of moving human cell-based research products into the clinical markets. From 1989 through 1998 Mr. Janus served at various times as CFO and Director of Marketing in the founding and building of Clonetics Corporation (San Diego, California). Mr. Janus led the product development and marketing of the Clonetics brand, consisting of over 200 human cell and reagent products. Mr. Janus ultimately implemented the sale of Clonetics to BioWhittaker. None of the prior companies Mr. Janus worked with were affinities of our company. Mr. Janus is published in the embryonic stem cell field as a member of a team of international scientists that created the first human parthenogenetic stem cells and in the use of human somatic cells for toxicity applications. Mr. Janus obtained an MBA from San Diego State University and a Bachelors of Science degree in Biochemistry from the University of California at Davis. Mr. Janus’ director qualifications include his extensive experience in building and running human cell based companies, including those involved in basic clinical research, commercial operations and development and sale of commercial research products. His educational qualifications include an MBA and BS degree in Biochemistry. Mr. Janus also has extensive financial experience in human cell based companies including the financing of such businesses and experience in sales and acquisitions. He also has experience in managing and implementing scientific projects involving human cells, including human stem cells.

Ruslan Semechkin, Ph.D., CEO of Lifeline Skin Care, Inc., and Vice President, International Stem Cell Corporation, became a Director in October 2008 and brings to International Stem Cell Corporation both scientific expertise and experience in international relationships. He has been the CEO and President of Lifeline Skin Care, Inc since July 2009, and from December 2008 to July 2009, he served as Senior Research Scientist of ISCO. Dr. Semechkin’s Director qualifications include his training in medical genetics, physiology and business management. Since May 2006 he has been President of X-Master, Inc., which invests in different types of assets. Dr. Semechkin holds Ph.D. degree in physiology from one of the leading Russian biomedical institutes. He is a Member of International Society for Stem Cell Research.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each of Mr. Maier, Mr. Wright and Mr. Casamento satisfy the independence requirements specified in the listing requirements of Nasdaq Marketplace Rules.

Executive Sessions

Our independent directors generally meet in executive sessions without management present each time the Board holds its regularly scheduled meetings.

Board Meetings and Committees

During 2010, the Board of Directors met three times and took action by unanimous written consent thirteen times. The Board of Directors has an Audit Committee, and a Compensation Committee, a Governance Committee and a Pharmaceutical Business Development Committee. During the last fiscal year, each director attended all of meetings of the Board and all of the committees of the Board on which such director served during that period.

Audit Committee.

The members of the Audit Committee are Paul V. Maier (Chairman), Donald A. Wright and Charles J. Casamento. Each of the members of the Audit Committee satisfies the independence requirements established by the Nasdaq Marketplace Rules. Mr. Maier is an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The Audit Committee conducts an annual review of this charter in addition to an annual review of the committee’s overall performance. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the function of the Audit Committee includes retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee held four meetings during the fiscal year ended December 31, 2010. The Committee meets and confers at least quarterly with the outside auditors and conducts an executive session without management at each meeting.

Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Governance Committee.

The members of the Governance Committee are Donald A. Wright (Chairman), Paul V. Maier and Charles J. Casamento. Each of the members of the Governance Committee satisfies the independence requirements established by the Nasdaq Marketplace Rules. The Governance Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The Governance Committee conducts an annual review of this charter in addition to an annual review of the committee’s overall performance. The primary responsibilities of the Governance Committee are to (i) recommend applicable corporate governance principles, codes of conduct and compliance mechanisms, (ii) evaluate the effectiveness of the board and board committees; (iii) evaluate the effectiveness of senior management and succession planning; (iv) review the corporation’s directors policies, such as compensation, meeting attendance fees as well as other director compensation programs and policies; (v) examine board meeting policies, such as meeting schedule and location, meeting agenda, the presence and participation of non-director senior executives and written materials distributed in advance of meeting;and (vi) review the board’s committee structure, including each committee’s charter and size. The Governance Committee held two meetings during the fiscal year ended December 31, 2010.

The Governance Committee’s goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. There are no stated minimum criteria for director nominees, but the Governance Committee believes that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that two members of the Board meet the definition of “independent director” under the Nasdaq Marketplace Rules. The Governance Committee also believes it appropriate for certain key members of management to participate as members of the Board.

When considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by our stockholders, the Governance Committee will review the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest, existing time commitments and the ability to act in the interests of all stockholders. Once a potential qualified candidate is identified, multiple members of the Governance Committee will interview that candidate. The committee may also ask the candidate to meet with non-committee members of the Board and/or members of management and, if the committee believes a candidate would be a valuable addition to the Board, it will recommend that candidate to the full Board.

Pursuant to the terms of its charter, the Governance Committee will consider qualified director candidates suggested by our stockholders. Stockholders may recommend individuals for the Governance Committee to consider as potential director candidates by submitting the candidate’s name, contact information and biographical information in writing to the “International Stem Cell Corporation Governance Committee” c/o Corporate Secretary, 5950 Priestly Drive, Carlsbad, CA 92008. The biographical information and background materials will be forwarded to the Governance Committee for its review and consideration. The committee’s review of candidates identified by our stockholders is essentially identical to the review process for candidates identified by the committee. The Governance Committee will review periodically whether a more formal policy regarding stockholder nominations should be adopted. In addition to the process discussed above regarding the consideration of the Governance Committee of candidates suggested by our stockholders, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders.

Compensation Committee.

The members of the Compensation Committee are Donald A. Wright (Chairman), Paul V. Maier and Charles J. Casamento. Each of the members of the Compensation Committee satisfies the independence requirements established by the Nasdaq Marketplace Rules. The Compensation Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The Compensation Committee’s responsibilities are to (i) establish and modify through consultation with senior management, the Company’s general compensation philosophy and oversee the development and implementation of executive compensation programs and policies with respect to the engagement of individuals as independent contractors of the company; (ii) annually review and approve goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate performance and set compensation (including base salary, incentive compensation and equity based awards of the Chief Executive officer; (iii) review and approve the compensation (including base salary, incentive compensation and equity-based awards) of officers above the level of Vice President, review and approve compensation guidelines for all other officers, review compensation of Managing Directors above the equivalent level of Vice president and review and approve the compensation guidelines for all other officers; (iv) review the terms of the Company’s incentive compensation plans, equity based plans, retirement plans, deferred compensation plans and welfare benefit plans; (v) review policies with respect to post-service arrangements and perquisites provided to officers above the level of Vice President, including the Chief Executive Officer and perquisites policies for Vice Presidents; (vi) review the related tabular and other disclosures about director and executive compensation proposed by management for inclusion in the Company’s annual report and proxy statement; (vii) produce an annual report for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations; (viii) evaluate its own performance on an annual basis and develop criteria for such evaluation. The Compensation Committee held two meetings during the fiscal year ended December 31, 2010.

In determining executive compensation, the Committee annually reviews and approves the Company’s goals and objectives relevant to the compensation of Executive Officers and evaluates the performance of Executive Officer in light of those goals and objectives. Based on such evaluation, the Committee has the sole authority to set the compensation (including base salary, incentive compensation and equity-based awards) of the Executive Officers. In determining incentive compensation, the Committee considers, among other factors it deems appropriate, the Company’s performance and relative shareholder return, the value of similar incentive awards to Executive Officers at comparable companies, and the awards given to management in prior years.

Pharmaceutical Business Development Committee

The Pharmaceutical Business Development Committee’s responsibilities are to (i) establish and modify through consultation with senior management, the Company’s general business strategy; (ii) assist in determining the general business strategy, direction and focus of the business; (iii) annually review with management and approve goals and objectives for the business; (iv) assist management with the business development activities of the business where the Committee may have industry contacts and expertise that complement those of management; (v) review and approve business development, diversification and business partnering transactions that are proposed by management. The members of the Pharmaceutical Business Development Committee are Charles Casamento (Chairman), Andrey Semechkin and Paul Maier. There were no meetings of the Pharmaceutical and Business Development committee held during the fiscal year ended December 31, 2010.

Communications with Directors

Any stockholder who desires to contact any members of our Board of Directors may do so by writing to: Board of Directors, c/o Corporate Secretary, 5950 Priestly Drive, Carlsbad, CA 92008. Communications received in writing are distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. Alternatively, any stockholder who desires to contact an independent member of our Board of Directors directly may contact the Chairman of our Board of Directors, Kenneth C. Aldrich, electronically by sending an email to the following address: kaldrich@intlstemcell.com.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. Five of our six directors then in office attended last year’s annual meeting.

Non-Director Executive Officers

Ray Wood, Chief Financial Officer and Secretary. has over 20 years of experience in accounting and corporate finance and was promoted to CFO and Secretary of International Stem Cell Corporation on January 27, 2010. Mr. Wood began his career working for Coopers and Lybrand, CPA’s. From there, Mr. Wood has held various positions working from small start up companies, one of which went from a private to a public company, to large International public corporations. He has extensive knowledge and experience working with public companies and in the implementation of the Sarbanes-Oxley Act of 2002. Mr. Wood holds B.S. degree in Accounting from San Diego State University and is a CPA of the state of California.

Brian Lundstrom, President, Mr. Lundstrom is trained in immunology, molecular biology, finance and international business management in Europe and the US. He has 24 years of product, clinical, business and commercial development experience from R&D-driven, publicly traded and commercially operating leaders in biologics, diabetes, transplantation, cancer and neurodegenerative diseases. Mr. Lundstrom joined International Stem Cell Corporation in November 2009. Prior to that, he was Chief Executive Officer of Brexys during 2008-2009, Senior Vice President of Business Development for ACADIA Pharmaceuticals during 2004-2008, Vice President of Business Development for Genzyme Corporation during 2000-2004, and Vice President of Corporate Development for Oxford GlycoSciences during 1998-1999. Earlier, Mr. Lundstrom held increasingly senior business, clinical and product development positions with Novo Nordisk and Immuntech in the US and Europe. None of these companies had affiliation with International Stem Cell Corporation.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors.

Risk Management

The Board as a whole is responsible for overseeing the Company’s risk exposure as part of determining a business strategy that generates long-term shareholder value. Each of the Board’s standing committees focuses on risk areas associated with its area of responsibility.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of International Stem Cell Corporation has selected Mayer Hoffman McCann P.C. as independent auditors to audit the consolidated financial statements of International Stem Cell Corporation for the fiscal year ending December 31, 2011. As discussed below, Mayer Hoffman McCann PC (“MHM”) was selected to be our independent auditors on March 25, 2011, replacing Vasquez & Company, LLP (“Vasquez”) who had acted as our independent auditors since December 2005. A representative of MHM is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of MHM as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of MHM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

Changes in Independent Accountant

On March 25, 2011 our Audit Committee terminated our relationship with Vasquez and retained MHM as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2011. This transition was described more fully in a report on Form 8-K filed on March 29, 2011.

Vasquez’s report on our consolidated financial statements for the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Vasquez’s report for the fiscal years ended December 31, 2009 and 2008 contained a modification paragraph that expressed their substantial doubt about our ability to continue as a going concern.

During our past two fiscal years and the interim period through March 25, 2011, we had no disagreements with Vasquez on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Vasquez’s satisfaction, would have caused Vasquez to make reference to the subject matter of the disagreement in connection with its reports. During our past two fiscal years and the interim period through March 25, 2011, Vasquez did not advise us of any matters specified in Item 304(a)(1)(v) of Regulation S-K .

During our last two fiscal years and the interim period through March 25, 2011, we had no consultations with MHM concerning: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that MHM concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue,; or (b) any matter that was either the subject of a disagreement or a reportable event (both as defined in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to International Stem Cell Corporation for the fiscal year ended December 31, 2010 and 2009 by Vasquez & Company, LLP:

Principal Accountant Fees and Services	Fiscal 2010	Fiscal 2009
Audit Fees (1)	$134,000	$130,000
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$—	$—
All Other Fees (4)	$—	$—

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.
(4)	All Other Fees consist of fees for products and services other than the services reported above.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the meeting shall ratify the appointment of MHM as our independent auditor for the fiscal year ending December 31, 2011. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Mayer Hoffman McCann PC as our independent auditors for the fiscal year ending December 31, 2011.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2010 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB (Rule 3526) regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Audit Committee

Paul V. Maier (Chairman)
Donald A. Wright
Charles J. Casamento

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended (the “1934 Act”), whether made before or after the date of this proxy statement and without regard to any general incorporation language therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned by our most highly compensated executive officers during the fiscal year ended December 31, 2010 and 2009.

2010 SUMMARY COMPENSATION TABLE

Name	Year	Salary(1)	Bonus(2)	Option Awards Number of Options(5)	Option Awards in $ (3)	Restricted Stock Grant	Non Eq. Incentive Plan Comp. ($)	All Other Comp.(4)	Total
Kenneth C. Aldrich (5)	2010	$120,002		—	$—				$120,002
	2009	$120,012		5,000,000	$1,354,254				$1,474,266
Andrey Semechkin (6)	2010	$176,935		—	$—			$329,370	$506,305
	2009	$162,692		1,800,000	$499,809			$148,767	$811,268
Jeffrey D. Janus (5)	2010	$225,169		—	$—				$225,169
	2009	$178,942		1,000,000	$270,851				$449,793
Brian Lundstrom (5)	2010	$246,594		—	$—				$246,594
	2009	$35,577		3,000,000	$812,552				$848,129

(1)	Actual amounts paid.

(2)	Performance-based bonuses are generally paid pursuant to our annual compensation guidelines and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses in addition to the amount (if any) earned under the annual compensation guidelines.
(3)	Valuation based on the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123R. The assumptions used with respect to the valuation of option grants are set forth in the notes in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
(4)	In 2009 and 2010 Andrey Semechkin was paid dividends of $148,767 and $329,370, respectively, as part of the Series D financing agreement.
(5)	On November 5, 2009 we granted options as follows: Mr. Aldrich 5,000,000 shares, Mr. Janus 1,000,000 shares and Mr. Lundstrom 3,000,000 shares. The exercise price for these options is $0.62. These options expire on November 5, 2019. Of the 5,000,000 shares granted to Mr. Aldrich, 142,857 were granted under the 2006 Equity Participation Plan. the remaining 4,857,143 shares were granted outside the plan. Of the 1,000,000 options issued to Mr. Janus, 142,857 were issued under the 2006 Equity Participation Plan and the remaining 857,143 shares were issued outside the plan. The options issued to Mr. Aldrich and Mr. Janus vest at the rate of 2% per month commencing December 5, 2009.

The vesting schedule for Mr. Lundstrom’s options is as follows: No shares will vest for the first six months, at which time 180,000 shares will vest representing 2% per month on 1.5 million shares or one half of the grant; for the next six months an additional 30,000 shares per month will vest representing 2% of 1.5 million shares or one half of the grant; at the end of 12 months an additional 360,000 shares will vest, representing 12 months vesting on the remaining 1.5 million shares of the grant; thereafter all previously unvested shares will continue to vest at the rate of 60,000 shares per month (2%) until fully vested. Of the 3,000,000 options issued to Mr. Lundstrom 142,857 shares were issued under the 2006 Equity Participation Plan and the remaining 2,857,143 shares were issued outside of the plan as Non-qualified options and registered on the S-8 filed January 27, 2010.

(6)	On April 29, 2009 we granted options to purchase 50,000 shares to Dr. Andrey Semechkin at the exercise price of $0.49. The options expire on April 29, 2019. These options are subject to plan restrictions and vest at a rate of 2% per month commencing on May 29, 2009.

On December 10, 2009, options to purchase 1,750,000 shares were granted to Dr. Andrey Semechkin. Options for 127,966 shares were granted under the 2006 Equity Participation Plan and the remaining 1,622,034 shares were granted as Non-Qualified Options outside the plan.

On January 13, 2011, we granted options to purchase shares as follows: Mr. Kenneth Aldrich, 1,000,000 shares, Dr. Andrey Semechkin, 2,500,000 shares, and Mr. Jeffrey Janus, 300,000 shares. These options were granted under the 2010 Equity participation Plan and expire on January 13, 2021. These options were granted at a price of $1.93 per share, vest at a rate of 2% per month commencing on February 13, 2011 and are subject to plan restrictions. Since these options were granted after the end of the fiscal year, they are not included in the table above, but will be included next year in the tables reflecting compensation and options granted in 2011.

Fair Value Assumptions

The following table sets forth the assumptions used in 2010, 2009, 2008, and 2006 in the calculation of the option awards presented in our “Summary Compensation Table.” For all periods presented, the fair value of share-based awards for options awards was estimated at the date of grant using the Black-Scholes valuation model.

	2010 (1)	2009	2008	2006
Significant assumptions (weighted-average):
Risk-free interest rate at grant date		1.62%	2.26%	4.43%
Expected stock price volatility		68%	63%	84%
Expected dividend payout		0%	0%	0%
Expected option life-years based on management’s estimate		3.71 yrs	3.75 yrs	3.75 yrs

(1)	In 2010 no stock options were granted to Executive Officers.

Outstanding Equity Awards at Fiscal Year-end

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2010:

Outstanding Equity Awards at December 31, 2010

Name	Year Option Granted	Number of Securities Underlying Unexcercised Options Exercisable	Number of Securities Underlying Unexcercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Restricted Stock Grant (1)	Option Exercise Price	Option Exercise Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units that have not Vested
Kenneth C. Aldrich	2006	247,000	3,000			$1.00	2016	3,000	$1,874
	2008	256,000	240,000			$0.45	2018	144,000	$30,432
	2008	—	—		664,608
	2009	1,400,000	3,600,000			$0.62	2019	4,900,000	$1,327,169
	2010	—	—
Andrey Semechkin	2009	20,000	30,000			$0.49	2019	42,000	$12,597
	2009	455,000	1,295,000			$0.59	2019	1,750,000	$484,813
	2010	—	—
Jeffrey D. Janus	2006	208,000	3,000			$1.00	2016	3,000	$1,874
	2008	120,000	108,000			$0.45	2018	108,000	$22,824
	2008	—	—		147,652
	2009	20,000	980,000			$0.62	2019	720,000	$226,446
	2010	—	—
Brian Lundstrom	2009	630,000	2,220,000			$0.62	2019	2,220,000	$838,282
	2010	—	—

(1)	Represents a restricted stock grant issued on December 29, 2008. The restrictions on this stock were lifted during 2010. This award is not part of the 2006 stock plan.

2006 Equity Participation Plan

The 2006 Equity Participation Plan (also referred to as “2006 Stock Plan”) provides for the grant of stock options or restricted stock and other equity based awards to our employees, officers, directors and consultants. Options may be either “incentive stock options” or non-qualified options under the federal tax laws and will have an exercise price equal to at least fair market value as of the grant date. A total of 15,000,000 shares of common stock have been reserved for issuance under the Plan, subject to adjustments for certain corporate transactions or events. The purpose of the Plan is to enable us to offer non-employee directors, officers, other key employees and consultants of the Company and our subsidiaries and affiliates, equity-based incentives, thereby attracting, retaining and rewarding these participants and strengthening the mutuality of interests between these participants and our stockholders. The Plan is administered by the board of directors as a whole. The board of directors has the power to determine the terms of any restricted stock or options granted under the Plan. Grants under the Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only and can only be exercised by such optionee.

Equity Awards Issued Outside the 2006 Equity Participation Plan

In 2009, options to purchase 10,257,593 shares were issued outside the 2006 Equity Participation Plan. These grants include 8,620,715 shares that were issued with an exercise price of $.62 per share and 1,636,878 that were issued with an exercise price of $.59 per share.

Stock Option Grants

The Board may grant options qualifying as incentive stock options under the Internal Revenue Code and nonqualified stock options. The term of an option will be fixed by the Board, but will not exceed ten years (or five years in the case of an incentive stock option granted to a person beneficially owning shares representing 10% or more of the total combined voting power of all classes of our stock, referred to as a 10% stockholder). The option price for any option will not be less than the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of an incentive stock option granted to a 10% stockholder). Generally, the fair market value will be the closing price of the common stock on the applicable trading market. Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made (i) in cash; (ii) in a cash equivalent acceptable to the Board; (iii) by the transfer to us of shares owned by the participant for at least six months on the date of transfer; (iv) if the common stock is traded on an established securities market, the board may approve payment of the exercise price by a broker-dealer or by the option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the option holder’s written irrevocable instructions to deliver the common stock acquired upon exercise of the option to the broker-dealer; or (v) any other method acceptable to the Board and in compliance with applicable laws.

2010 Equity Participation Plan

The 2010 Equity Participation Plan (also referred to as “2010 Stock Plan”) provides for the grant of stock options or restricted stock and other equity based awards to our employees, officers, directors and consultants. Options may be either “incentive stock options” or non-qualified options under the federal tax laws and will have an exercise price equal to at least fair market value as of the grant date. A total of 18,000,000 shares of common stock have been reserved for issuance under the Plan, subject to adjustments for certain corporate transactions or events. The purpose of the Plan is to enable us to offer non-employee directors, officers, other key employees and consultants of the Company and our subsidiaries and affiliates, equity-based incentives, thereby attracting, retaining and rewarding these participants and strengthening the mutuality of interests between these participants and our stockholders. The Plan is administered by the board of directors as a whole. The board of directors has the power to determine the terms of any restricted stock or options granted under the Plan. Grants under the Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only and can only be exercised by such optionee.

Restricted Stock

The board is authorized to grant restricted stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of and which shall be subject to such risks of forfeiture and other restrictions as the board may impose. Unless otherwise determined by the board, the purchase price for any restricted stock grant will be not less than 85% of the fair market value of common stock on the date of grant or at the time the purchase is consummated (or 100% of the fair market value in the case of restricted stock granted to a 10% stockholder). Generally, the fair market value will be the closing price of the common stock on the applicable trading market. Payment for shares purchased pursuant to a restricted stock grant may be made in (i) cash at the time of purchase; (ii) at the discretion of the board, according to a deferred payment or other similar arrangement with the participant; or (iii) in any other form of legal consideration that may be acceptable to the board in its discretion. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the board.

Option Exercises and Stock Vested During Last Fiscal Year

On December 17, 2010, Mr. Brian Lundstrom exercised an option to purchase 150,000 shares of our common stock. These shares were subsequently sold pursuant to a 10b5-1 Plan.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our current equity compensation plans as of December 31, 2010:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2006 Equity Participation Plan (1)	7,850,837		$0.82	7,149,163
Equity compensation plans approved by security holders:
2010 Equity Participation Plan (2)	2,159,100		$1.29	15,840.900
Equity compensation plans not approved by security holders (3)	11,049,593		$0.64	—

Total	21,059,530	$		22,990,063

(1)	Represents stock options under the 2006 Equity Participation Plan (the “2006 Plan”). The options granted under the 2006 Plan may be either qualified or non-qualified options. Up to 15,000,000 options may be granted to employees, directors and consultants under the Plan. Options may be granted with different vesting terms and expire no later than 10 years from the date of grant. In 2010, the company had 7,850,837 options outstanding granted under the plan with a weighted average exercise price of $0.82. Stockholders approved the Plan effective December 1, 2006.
(2)	Represents stock options under the 2010 Equity Participation Plan (the “2010 Plan”). The options granted under the Plan may be either qualified or non-qualified options. Up to 18,000,000 options may be granted to employees, directors and consultants under the 2010 Plan. Options may be granted with different vesting terms and expire no later than 10 years from the date of grant. In 2010, the company had 2,159,100 options outstanding granted under the plan with a weighted average exercise price of $1.29 Stockholders approved the Plan effective April 28, 2010.
(3)	Represents stock options not under any of the Company’s Equity Participation Plans. The options granted to Senior . Management and Board members. The options were granted with different vesting terms but will expire no later than 10 years from the date of grant. These options were granted with a weighted average exercise price of $0.64.

As of December 31, 2010, we had reserved 15,000,000 shares of our Common Stock for issuance under the 2006 Stock Plan. At December 31, 2009, there were 7,850,837 shares issuable upon exercise of outstanding options under the 2006 Stock Plan, at a weighted average exercise price of $ 0.82. Options granted under the 2006 Stock Plan will generally have a 10-year term and vest at the rate of 2% per month commencing the following month of grant. Options granted under our 2006 Stock Plan provide for full acceleration of the unvested portion of an option if the option is not assumed or substituted by an acquiring entity upon a “Change in Control,” as defined under the 2006 Stock Plan.

During 2010, we had established and reserved 18,000,000 shares of our Common Stock for issuance under the 2010 Stock Plan. At December 31, 2010, there were 2,159,100 shares issuable upon exercise of outstanding options under the 2010 Stock Plan, at a weighted average exercise price of $ 1.29. Options granted under the 2010 Stock Plan will generally have a 10-year term and vest at the rate of 2% per month commencing the following month of grant. Options granted under our 2010 Stock Plan provide for full acceleration of the unvested portion of an option if the option is not assumed or substituted by an acquiring entity upon a “Change in Control,” as defined under the 2010 Stock Plan.

2010 Director Compensation

The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director at any time during the fiscal year, other than directors who are listed in the Summary Compensation Table:

Name	Fees Earned or Stock Awards Paid in Cash	Restricted Stock Awards	Option Awards Number of Shares (1)	Option Awards (2)	Total Option Awards (2)
Donald A. Wright	$—	$—	—	$—	$—
Paul V. Maier	$—	$—	—	$—	$—
Charles J. Casamento	$—	$—	50,000	$39,986	$39,986

(1)	On June 21, 2010, Mr. Casamento received a stock option for 50,000 shares in connection with his election to the Board. . The option had an exercise price of $1.29 per share and vest at 8.3% per month starting the following month.
(2)	Valuation based on the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123R. The assumptions used with respect to the valuation of option grants are set forth in Note 9 of the Notes to Consolidated Financial Statements included in our annual report on Form 10K for the fiscal year ended December 31, 2010.

Upon joining the Board, outside directors receive an initial option grant of 50,000 shares of Common Stock. The initial option grant will vest at a rate of 8.3% per month, starting one month after they join the company.

Mr. Wright and Mr. Maier both receive an annual retainer of $60,000 for service on the Board and for service on any committee of the Board of Directors, Audit Committee, Compensation Committee or Governance Committee. Mr. Casamento receives an annual retainer of $60,000 for service on the Board and for service on any committee of the Board of Directors, but in addition, Mr. Casamento receives an additional annual retainer of $20,000 as Chairman of the Pharmaceutical Business Development Committee.

RELATED PERSON TRANSACTIONS

Pursuant to our Code of Business Conduct and Ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into transactions which create, or would appear to create, a conflict of interest with us. Our Audit Committee is responsible for reviewing and approving related party transactions. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Except with respect to the transactions described below, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares, nor any of our promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction for the past two years or in any presently proposed transaction to which we were or are to be party. None of our directors or executive officers is indebted to us.

During 2010, the amounts of $355,787 plus interest of $66,046 and $133,794 plus interest of $28,961, respectively, owed to Kenneth C. Aldrich and YKA Partners, which is owned by Mr. Aldrich, our former Chief Executive Officer and Chairman, and currently our Executive Chairman of the Board and William B. Adams, our former Chief Financial Officer, Secretary and Director for a management fee owed to them by ISC California were paid in full.

From time to time, various persons, including certain officers, directors, principal shareholders, and their affiliates, have advanced funds to Lifeline and/or ISC California for operating expenses. As of December 31, 2010, all such advances have repaid in full.

As part of the Series D Financing Agreement, we have recognized in our 2010 financial statements dividends paid of $99,726 to X-Master, Inc. (an entity affiliated with Dr. Andrey Semechkin and Dr. Ruslan Semechkin, both of whom are directors and executive officers) and dividends of $329,370 paid to Dr. Andrey Semechkin.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 24, 2011, by (i) each person who is known by us to beneficially own 5% or more of our common stock, (ii) each of our directors and executive officers named in the Summary Compensation Table, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of such person, shares of Common Stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of March 24, 2011 were deemed to be outstanding, and shares of preferred stock owned by such person and convertible into Common Stock were deemed to be converted into Common Stock. Such shares were not deemed to be outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Beneficial Ownership(1)
Kenneth Aldrich (2) (3) (4)	9,201,845	11.25%
Andrey Semechkin (2) (5) (6)	27,402,258	26.82%
Jeffrey Janus (2) (3)	2,649,237	3.50%
Ruslan Semechkin (2) (3) (5) (6)	27,402,258	26.82%
Brian Lundstrom (2)	810,000	*
Charles Casamento (2) (3)	54,168	*
Paul Maier (2) (3)	230,701	*
Donald Wright (2) (3)	240,501	*
All Executive Officers and Directors as a Group (9 Persons)	41,413,410	44.42%
5% Holders
X-Master, Inc. (5)	12,000,000	13.83%

*	less than 1%
(1)	Based on 78,601,041 shares outstanding plus shares issuable under derivative securities which are exercisable within 60 days of March 24, 2011.
(2)	The business address for each director and executive officer is 5950 Priestly Drive, Carlsbad, CA 92008.
(3)	Includes shares issuable upon conversion of outstanding shares of preferred stock and warrants and options to purchase shares of our common stock exercisable within 60 days of March 24, 2011 in the following amounts:

Mr. Aldrich, 7,005,856 shares; Dr. Andrey Semechkin, 25,592,890 shares; Mr. Janus, 820,900 shares; Dr. Ruslan Semechkin, 25,592,890 shares; Mr. Lundstrom, 810,000 shares; Mr. Casamento, 54,168 shares; Mr. Maier, 150,701 shares; Mr. Wright, 240,501 shares; and All Executive Officers and Directors as a Group, 34,987,285 shares.

(4)	Mr. Aldrich’s shares are held, in part, through YKA Partners, a California limited partnership. Mr. Aldrich is the investment manager of YKA Partners and controls the disposition of these shares. The address for YKA Partners is 5950 Priestly Drive, Carlsbad, CA 92008.
(5)	The business address for X-Master, Inc. is 1 Overlook Drive, Unit 11, Amherst, New Hampshire 03031. X-Master Inc. is owned by Dr. Andrey Semechkin. Dr. Ruslan Semechkin is the President of X-Master, Inc. The shares held by X-Master are all issuance upon conversion of outstanding shares of preferred stock and are considered to be beneficially owned by each of Andrey Semechkin and Ruslan Semechkin.
(6)	Pursuant to the applicable SEC rules, each of Dr. Andrey Semechkin and Dr. Ruslan Semechkin are considered to be the beneficial owner of shares held by the other.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were met.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2012 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 1, 2011. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than December 3, 2011.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2011 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Ray Wood

Chief Financial Officer and Secretary

March 29, 2011

▼  DETACH PROXY CARD HERE AND RETURN  ▼

INTERNATIONAL STEM CELL CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 3, 2011

The undersigned hereby appoints Kenneth C. Aldrich and Andrey Semechkin as attorney and proxies of the undersigned, each with full power of substitution, to vote all of the shares of stock of International Stem Cell Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hilton Garden Inn, Carlsbad Beach, 6450 Carlsbad Blvd., Carlsbad, CA, 92011, on Tuesday, May 3, 2011, at 9:00 a.m. local time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, these shares will be voted in accordance with the recommendations of the Board of Directors.

YOUR VOTE IS IMPORTANT. You are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States.

Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.

(See reverse side)

▼  DETACH PROXY CARD HERE AND RETURN IN THE ENCLOSED ENVELOPE  ▼

The Board of Directors recommends a vote FOR all proposals.

(1)	To elect Kenneth C. Aldrich, Jeffrey D. Janus, Donald A. Wright, Paul V. Maier, and Charles Casamento as directors to hold office until the 2012 Annual Meeting of Stockholders.

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the “Exceptions” box above and write the name of the nominee(s) that you do not wish to vote for on the line below.)

❑ FOR	❑ WITHHOLD ALL	❑ EXCEPTIONS

EXCEPTIONS:

(2)	To ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2011.

❑ FOR	❑ AGAINST	❑ ABSTAIN

Please sign below, exactly as name or names appear on this proxy. If the stock is registered in the names of two or more persons (Joint Holders), each should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give printed name and full title. If more than one trustee, all should sign.

Date

Signature

Signature

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW